EXHIBIT 99.1

August 3, 2005

Washington Group International Announces Preliminary Second-
Quarter Results, Reaffirms 2005 Net Income Guidance, Announces
Stock/Warrant Buyback Program

BOISE, Idaho —  Based on preliminary results, Washington Group International, Inc. (Nasdaq: WGII) today announced it expects to report a break-even second quarter after taking a charge of approximately $61 million pre tax, or approximately $35 million after tax and minority interest, in the quarter for expected cost increases on three fixed-price road-construction projects. Despite the impact of the charge, the company maintains its fiscal 2005 net income guidance of $55 to $60 million and raises its guidance for revenue and new work due to higher-than-expected results and positive trends in several of its businesses. In addition, the company announced it has been authorized by its Board of Directors to repurchase up to $50 million of outstanding warrants and/or shares of common stock in open market or negotiated transactions.

Revised Project Estimates

“Among the more than 400 projects the company is executing around the world, three fixed-price road-construction projects in our Infrastructure Business Unit continued to experience cost increases during the second quarter,” said Stephen G. Hanks, president and chief executive officer. “Project management teams on the three projects, two of which are joint ventures, completed reviews of the estimated costs to complete their respective projects. The results of their work indicate that costs will be significantly higher than previous estimates, which is resulting in our $35 million after-tax charge.

“Recently approved designs for two of the projects included thousands of changes resulting in increased scope of work, driving material and labor costs higher. We believe the majority of these changes are outside the scope of our contracts and we should, in future periods, receive additional compensation for these changes.  In addition, based on our experience on the projects to date, we have adjusted our estimate at completion on all three projects to take into account the escalation of material costs and labor increases. Based upon the substantial completion of designs and the stage of project execution, we believe we have adequately provided for the increased costs to take these projects to completion.”

The largest contributors to the cost increase were client-directed changes and delays and disruptions due to forced untimely design modifications. The company’s accounting policy is to recognize estimated costs to complete projects, including costs associated with changes, but to defer recognition of related revenue until the company believes such revenue is probable and the amount is estimable. The company’s share of pending change orders and claims submitted on these projects to date totals approximately $45 million; and additional change orders and claims will be submitted as a result of these cost increases. It is impossible to predict the timing and amount of recoveries on these change orders and claims, but the company expects the amounts ultimately recovered will be significant.

“As we previously announced, we are no longer pursuing competitive-bid fixed-price construction-only highway jobs,” Hanks said. “In the transportation market, we are focused on engineering, project management, construction management, operations and maintenance, and negotiated design-build projects.

“Company wide, approximately three-quarters of our work is cost reimbursable. Our focus is on rigorous project selection and superior project management to create a risk-balanced portfolio of contracts.”

Updated Guidance

The company is updating its new work and revenue guidance to reflect increasing awards in the Power, Defense, and Energy & Environment business units, a portion of which will generate revenue in 2005.

The company is maintaining its net income guidance of $55 to $60 million, despite the charge in the second quarter, due to strong earnings contributions and positive business trends in other businesses.

“While we expect significant recoveries on these highway projects, the recoveries will not likely occur this year,” Hanks said. “Substantially higher earnings from work in the Middle East associated with higher volume and higher award fees than previously projected will offset a large portion of the losses on the highway projects. We also believe earnings will be higher than previously anticipated for both our Defense Business Unit and Energy & Environment Business Unit, reflecting increasing revenue and improving award fees. Lastly, increasing interest rates will result in additional interest income, and the higher level of earnings in the Middle East will result in a lower overall effective tax rate.

“We are optimistic about the company’s potential for long-term profitable growth as we continue with our diversified portfolio in the industry’s fastest-growing markets.”

2005 Financial Guidance

	Current	Revised
Backlog	$4.6 – 4.9 B	$4.6 – 4.9 B
New Work	$3.6 - 3.9B	$3.7 – 4.0 B
Revenue	$2.9 – 3.2 B	$3.0 - 3.3 B
Net Income	$55.0 - 60.0 M	$55.0- 60.0 M
EPS-Basic	$2.12 – 2.31	$2.11- 2.30

Footnote: Revised guidance for basic EPS is based on estimated average shares outstanding of 26 million.

Share Repurchase Program

“Our operations have generated a significant amount of cash over the past three years and the cash-flow forecast for the business remains strong,” Hanks said. “Our capital allocation strategy is to first fund the growth in working capital for cost-reimbursable projects and the purchase of capital equipment for construction and mining projects. Although there will be a cash outlay associated with funding the highway projects over the next two years, we believe that our cash flow, including our cash tax efficiency, when combined with current cash on hand, will be more than adequate to finance growth initiatives and maintain adequate liquidity. In this light, the Board of Directors has authorized management to repurchase up to $50 million of outstanding warrants and/or shares of common stock in open market or negotiated transactions.”

The repurchase program will not be implemented until after the company files its second quarter 10-Q.

Second Quarter News Release and Conference Call

The company will hold an investor conference call on Monday, August 8, at 11 a.m. Eastern Time, with a news release of second quarter results issued prior to the call. The company will provide a Webcast of its call live over the Internet on its corporate Web site at www.wgint.com.  Participants should allow approximately five minutes prior to the call’s start time to visit the site and download any streaming media software required.  An online archive of the Webcast will be made available a few hours following the end of the live call.

About the Company

Washington Group International, Inc. (www.wgint.com) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. With approximately 25,000 employees at work in more than 30 countries, the company provides professional, scientific, management, and development services in more than two dozen major markets including power generation, transmission and distribution, and clean air solutions; environmental remediation; heavy civil construction; mining; nuclear services;

defense, homeland security, and global threat reduction; industrial, chemical, and pharmaceutical processing; manufacturing; facilities operations and management; transportation; and water resources.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof.  Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties.  Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies.  Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments.  Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives.  For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-Looking Information” and “Item 1. Business - Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2004.